                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    /X/  Soliciting Material Pursuant to Section 240.14a-12

                    COMPUTER ASSOCIATES INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                EXPLANATORY NOTE

      Computer Associates International, Inc., a Delaware corporation ("Computer Associates"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission on July 17, 2002 in connection with the solicitation of proxies for electing the Board of Directors of Computer Associates at the 2002 Annual Meeting of Computer Associates' stockholders.

                                      # # #

                                  CA SPOTLIGHT
               TRANSCRIPT OF SANJAY KUMAR WEB ADDRESS JULY 16, 2002

Hi, I'm Sanjay. Thanks for taking a few minutes from your busy day to join me as we talk about some very important news for our company today. As you might have seen on our website at ca.com or the intranet, we had a great announcement this morning talking about the election of four new directors to our board and the fact that four existing members of the board will retire as their terms expire at the end of August.

We also announced today that we filed our Preliminary Proxy with the SEC as part of our upcoming Annual Meeting. Let me briefly tell you about the new board members and talk to you about the ones that are retiring from our board, and kind of touch on the proxy matters quickly. The complete details, by the way, are available on our website at ca.com, from the press release or the SEC website for the Preliminary Proxy. By the way, if you are a shareholder or an option holder and have an interest in the proxy matters or anything related to that, I would strongly recommend that you review the Preliminary Proxy materials that are available at all the official websites.

But talking about the news this morning, we announced the election of four new directors with terrific credentials to our board. They are Tom Wyman, a very experienced corporate veteran of many, many great boards like General Motors, Delphi Automotive and many other great companies. Ken Cron, the former CEO of CMP Publications. People like Information Week and CRN come from CMP. Ken is now the CEO of a Vivendi Universal division called Vivendi Universal Games, one of their interactive publishing businesses - a terrific individual. We also talked about Alex Vieux in our press release this morning. In the last two successive years, Alex has been named by Time magazine as one of the fifty most influential technology people in Europe. He spends most of his time in California, and some time in Europe. He is very connected in the technology industry, an advisor to many companies, and serves on the boards of many technology companies - a terrific individual. And last but not least, Bob La Blanc. Bob is a veteran of the investment banking industry and serves on the boards of many technology companies as well, and at one time ran Continental Telecom or Contel.

So, very experienced veterans with broad industry experience, broad backgrounds, very focused on terrific governance and enhancing shareholder value. We are very pleased to be welcoming these four new members to our board.

I also report to you that four current members are retiring. Three of them are retiring because of term limits. As you know, we recently adopted a best practice set of governance principles and those governance principles call for term limits for directors. Because of those term limits, we have Dick Grasso, Willem de Vogel, and Shirley Kenny who are retiring from our board. Roel Pieper, who is on our board, is based in Europe and has other business commitments that make it difficult for him on a going forward basis to dedicate as much time as he would like to CA. Because of that, Roel is also retiring from the board at the end of the term at the end of August.

I would like to take this opportunity to ask all of you to join me in thanking those four directors for their great service to CA. Many of you had the chance to interact with them over the years. They have been very supportive of the company in many situations and helping us out with customers and other opportunities and industry opportunities. They have been terrific and we look forward to a great relationship with them in a different capacity going forward.

We are very excited to be welcoming four great new board members today. All of this goes back to the commitments that we made last year, to continue to look for world class directors for a world class company like us to help us do wonderful things on behalf of our shareholders, to deliver value in a difficult environment, a difficult market like this and to continue to focus on good governance principles and building a great company.

We also, by the way, filed our Preliminary Proxy. This is preliminary. It's called preliminary because it requires comments from the SEC and review by the SEC. If you are interested, it is available at the SEC website at www.sec.gov. I believe that if you follow the links, you can see it. It contains very important information. We talk about our nominees for the board of directors. We talk about some of the reasons why we oppose the Ranger Governance objectives, about putting their directors on our board. Ranger Governance, as you know, is an organization that is financed and backed by Sam Wyly. The same person that made an unsuccessful proxy attempt last year at first to replace the full board and then to replace some number of members. Mr. Wyly is once again backing Ranger Governance, and we're opposing the things that they are calling for. There is very important information in that Preliminary Proxy. I suggest you take a look at it and I suggest that if you are interested that you take a detailed look. If you have questions, please consult your individual advisors or the general counsel of the company. If you have comments, we will always welcome them.

This is a very exciting time for CA. I want you take a look at the release. Look at those new directors. If there are areas that they can be helpful to us in our day to day activities, they are more than willing to step up and assist us in any way possible with customers, with relationships, with industry issues and those kinds of things. And we look forward to another great chapter in our history.

Thanks for your time. I will be back with you in the coming weeks with other CA business related kinds of stuff and I look forward to having a chance to chat with you then.

Thank you.


                                      # # #

                              IMPORTANT INFORMATION

We plan to file a definitive proxy statement with the Securities and Exchange Commission relating to our solicitation of proxies from our stockholders with respect to our 2002 annual meeting of stockholders. WE ADVISE YOU TO READ THIS PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Our definitive proxy statement and other relevant documents will be available for free at the Securities and Exchange Commission's Internet web site at www.sec.gov. You may also obtain a free copy of our definitive proxy statement, when it becomes available, and other relevant documents by writing to us at One Computer Associates Plaza, Islandia, New York 11749, or by visiting our Internet web site at www.ca.com. Detailed information regarding the names, affiliation and interest of individuals who may be deemed participants in the solicitation of proxies of Computer Associates' stockholders is available in the preliminary proxy statement on Schedule 14A filed by Computer Associates with the SEC.